                                                                Exhibit No. 99.1

                         TRUSTEE STATEMENT OF COMPLIANCE

I, David J. Kolibachuk, acting on behalf of U.S. Bank Trust National Association (the "Trustee"), hereby certify that the Trustee has fulfilled its obligations as trustee under the trust agreement, dated May 20, 2004, between Corporate Asset Backed Corporation, as depositor, and the Trustee, with respect to the CABCO Series 2004-101 Trust (Goldman Sachs Capital I) during the period from January 1, 2006 to December 31, 2006.

Date: January 26, 2007

                                        U.S. BANK TRUST NATIONAL ASSOCIATION,
                                        as Trustee of

                                        CABCO Series 2004-101 Trust (Goldman
                                        Sachs Capital I)


                                        By: /s/ David J. Kolibachuk
                                            ------------------------------------
                                        Name: David J. Kolibachuk
                                        Title: Vice President